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                                                                    EXHIBIT 23.1





The Board of Directors
International Alliance Services, Inc.:



We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG PEAT MARWICK LLP



Cleveland, Ohio
May 27, 1997